Exhibit 10(m)


                                       Board of Directors Amended
                                                 February 9, 1998


                   DEFERRED COMPENSATION PLAN
                              FOR
                     NON-EMPLOYEE DIRECTORS
                               OF
                   PHILLIPS PETROLEUM COMPANY


Section 1.  Purpose of the Plan
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The purpose of the Deferred Compensation Plan for Non-Employee Directors ("Plan") is to provide a program whereby a member of the Board of Directors of Phillips Petroleum Company ("Company") who is not an officer, present employee, nor former employee of the Company or any of its subsidiaries ("Non-Employee Director") may:
1) defer the payment of all or a specific amount of the cash compensation payable to the Non-Employee Director for services rendered as a Non-Employee Director ("Cash Compensation")
2) elect to receive part or all of the shares of unrestricted Phillips Petroleum Company common stock $1.25 par value ("Common Stock") awarded to the Non-Employee Director for services rendered as a Non-Employee Director as shares of Restricted Stock under the terms of the Phillips Petroleum Company Stock Plan for Non-Employee Directors ("Stock Compensation"),
3) elect to delay the lapsing of restrictions on restricted stock due to the attainment of certain ages under the terms of the Phillips Petroleum Company Stock Plan for Non-Employee

   Directors ("Restricted Stock Lapsing")
4) defer the value of shares of unrestricted Common Stock which would otherwise be delivered to the Non-Employee Director as a result of restrictions being lapsed on shares of Restricted Stock under the terms of the Phillips Petroleum Company Stock Plan for Non-Employee Directors ("Value of Restricted Stock"), and
5) defer the payment of all or a portion of the lump sum payment from the Non-Employee Director Retirement Plan ("Retirement Payment").

Section 2.  Indication of Preference to Defer
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(a) Cash Compensation.  For each calendar year, a Non-Employee
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    Director may indicate a preference to have payment of part or all of the Non-Employee Director's Cash Compensation deferred. On or before December 1 of each year, the indication of preference to defer Cash Compensation to be earned in the next calendar year may be made by giving written notice thereof to the Corporate Secretary, except that such indication of preference may be made by the end of the month in which a Non-Employee Director is first elected to the Board of Directors or within 30 days of the date the amount of the Cash Compensation is changed. The Chief Executive Officer (CEO) shall consider such indication of preference and shall decide whether to accept or reject the preference expressed as soon as practicable. Such indication of preference, if accepted, becomes irrevocable on the date of such acceptance.

(b) Stock Compensation.  For each calendar year, a Non-Employee
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    Director may indicate a preference to receive Restricted Stock instead of unrestricted Common Stock. On or before December 1 of each year, such indication of preference to receive Restricted Stock instead of unrestricted Common Stock that would be awarded in January of the year after the next calendar year may be made by giving written notice thereof to the Corporate Secretary, except that such indication of preference may be made within 30 days of the amendment of this Plan providing for this election, within 30 days of the date the number of shares awarded as Stock Compensation is changed, or by the end of the month in which a Non-Employee Director is first elected to the Board of Directors. The CEO shall consider such indication of preference and shall decide whether to accept or reject the preference expressed as soon as practicable. Such indication of preference, if accepted, to receive Restricted Stock becomes irrevocable on the date of such acceptance.

(c) Restricted Stock Lapsing.  Each year Non-Employee Directors
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    who are or will become 65 years of age prior to the end of that calendar year or who are over 65 years old and have not previously been given the opportunity may indicate a preference to delay the lapsing of restrictions on

    Restricted Stock that would otherwise be lapsed based on their age under the terms of the Phillips Petroleum Company Stock Plan for Non-Employee Directors until the day the Director retires from the Board of Directors. The Non-Employee Director must make the indication of preference by giving written notice thereof to the Corporate Secretary on or before December 1 of that year except that such indication of preference may be made within 30 days of the amendment of this plan providing for such indication of preference or by the end of the month in which a Non-Employee Director if first elected to the Board of Directors if such Director would receive shares of Common Stock as a result of restrictions being lapsed on shares of Restricted Stock based on their age under the terms of the Phillips Petroleum Company Stock Plan for Non-Employee Directors.
    The CEO shall consider such indication of preference and shall decide whether to accept or reject the preference expressed as soon as practicable. Such indication of preference, if accepted, to delay the lapsing of restrictions on Restricted Stock becomes irrevocable on the date of such acceptance.

(d) Value of Restricted Stock.  Each year Non-Employee Directors
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    who are or will become 65 years of age prior to the end of that calendar year or who are over 65 years old and have not previously been given the opportunity may indicate a preference concerning the deferral of the receipt of the value of all or part of the Common Stock which would otherwise be delivered to the Non-Employee Director as a result of restrictions being lapsed on shares of Restricted Stock. The Non-Employee Director must indicate such preference to the CEO of the Company and it must be received by the Corporate Secretary on or before December 1 of that year except that such indication of preference may be made within 30 days of the amendment of this Plan providing for such indication of preference or by the end of the month in which a Non-Employee Director is first elected to the Board of Directors if such Director would receive shares of Common Stock as a result of restrictions being lapsed on shares of Restricted Stock under the terms of the Phillips Petroleum Company Stock Plan for Non-Employee Directors prior to the next period for indicating such preference. The CEO shall consider such indication of preference and shall decide whether to accept or reject the preference expressed as soon as practicable. Such indication of preference, if accepted, becomes irrevocable on the date of such acceptance.

(e) Retirement Payment.  If a Non-Employee Director prefers to
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    defer under this Plan all or part of the lump sum payment from the Non-Employee Director Retirement Plan, the Non-Employee Director must indicate such preference to the Chief Executive Officer (CEO) of the Company. The Non-Employee Director's preference must be received by the Corporate Secretary in the period beginning 150 days prior to and ending no less than 30 days prior to the date the retirement payment is to be made. Such indication must be in writing signed by the Non-Employee Director and must state the portion of the lump sum payment the Non-Employee Director desires to be deferred. The CEO shall consider such indication of preference as submitted and shall decide whether to accept or reject the preference expressed as soon as practicable. Such indication of preference, if accepted, becomes irrevocable on the date of such acceptance.

Section 3.  Deferred Compensation Accounts
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(a) Credit for Deferral.  The Company will establish and
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    maintain an account for each Non-Employee Director who defers Cash Compensation, the Value of Restricted Stock and/or a Retirement Payment in which will be credited the amounts deferred. Amounts deferred shall be credited as soon as practicable but not later than 30 days after the date the payment would otherwise have been made. The value of the underlying Restricted Stock shall be the higher of
    (a) the average of the high and low selling prices of the Common Stock on the date the restrictions lapse or the last trading day before the day the restrictions lapse if such date is not a trading day, or (b) the average of the high three monthly Fair Market Values of the Common Stock during the twelve calendar months preceding the month in which the restrictions lapse. The monthly Fair Market Value of the Common Stock is the average of the daily Fair Market Value of the Common Stock for each trading day of the month. The daily Fair Market Value of the Common Stock shall be deemed equal to the average of the reported highest and lowest sales prices per share of such Common Stock as reported on the composite tape of the New York Stock Exchange transactions, as reported in the Wall Street Journal.

(b) Designation of Investments.  The amount in each Non-Employee
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    Director's Deferred Compensation Account shall be deemed to have been invested and reinvested from time to time, in such "eligible securities" as the Non-Employee Director shall designate. Prior to or in the absence of a Non-Employee Director's designation, the Company shall designate an "eligible security" in which the Non-Employee Director's Deferred Compensation Account shall be deemed to have been invested until designation instructions are received from the Non-Employee Director. Eligible securities are those securities designated by the Treasurer of the Company. The Treasurer of the Company may include as eligible securities, stocks listed on a national securities exchange, and bonds, notes, debentures, corporate or governmental, either listed on a national securities exchange or for which price quotations are published in The Wall Street Journal and shares issued by investment companies commonly known as "mutual funds". The Non-Employee Director's Deferred Compensation Account will be adjusted to reflect the deemed gains, losses and earnings as though the amount deferred was actually invested and reinvested in the eligible securities for the Non-Employee Director's Deferred Compensation Account.

    Notwithstanding anything to the contrary in this section 3(b), in the event the Company actually purchases or sells such securities in the quantities and at the times the securities are deemed to be purchased or sold for a Non-Employee Director's Deferred Compensation Account, the Account shall be adjusted accordingly to reflect the price actually paid or received by the Company for such securities after adjustment for all transaction expenses incurred (including without limitation brokerage fees and stock transfer taxes).

    In the case of any deemed purchase not actually made by the Company, the Deferred Compensation Account shall be charged with a dollar amount equal to the quantity and kind of securities deemed to have been purchased multiplied by the fair market value of such security on the date of reference and shall be credited with the quantity and kind of securities so deemed to have been purchased. In the case of any deemed sale not actually made by the Company, the account shall be charged with the quantity and kind of securities deemed to have been sold, and shall be credited with a dollar amount equal to the quantity and kind of securities deemed to have been sold multiplied by the fair market value of such security on the date of reference. As used herein "fair market value" means in the case of a listed security the closing price on the date of reference, or if there were no sales on such date, then the closing price on the nearest preceding day on which there were such sales, and in the case of an unlisted security the mean between the bid and asked prices on the date of reference, or if no such prices are available for such date, then the mean between the bid and asked prices to the nearest preceding day for which such prices are available.

    The Treasurer may also designate a Fund Manager to provide services which may include recordkeeping, Non-Employee Director accounting, Non-Employee Director communication, payment of installments to the Non-Employee Director, tax reporting and any other services specified by the Company in agreement with the Fund Manager.

(c) Payments.  A Non-Employee Director's Deferred Compensation
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    Account shall be debited with respect to payments made from the account pursuant to this Plan as of the date such payments are made from the account. The payment shall be made as soon as practicable, but no later than 30 days, after the installment payment date.

    If any person to whom a payment is due hereunder is under legal disability as determined in the sole discretion of the

    Chief Executive Officer, the Company shall have the power to cause the payment due such person to be made to such person's guardian or other legal representative for the person's benefit, and such payment shall constitute a full release and discharge of the Company and any fiduciary of the Plan.

(d) Statements.  At least one time per year the Company or the
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    Company's designee will furnish each Non-Employee Director a written statement setting forth the current balance in the Non-Employee Director's Deferred Compensation Account, the amounts credited or debited to such account since the last statement and the payment schedule of deferred amounts and deemed gains, losses and earnings accrued thereon as provided by the deferred payment option selected by the Non-Employee Director.

Section 4.  Deferred Payment Options
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(a) Payment Options for Cash Compensation and the Value of
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    Restricted Stock.  A Non-Employee Director, at the time
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    notice of an indication of preference to defer Cash Compensation or the Value of Restricted Stock is given, shall also specify in writing whether the Cash Compensation or the Value of Restricted Stock deferred by such indication and any deemed gains, losses and earnings accrued thereon is to be paid in one lump sum or in annual installments of not less than 5 nor more than 10. If a lump sum payment is selected, the Non-Employee Director will specify the date the lump sum payment is to be made so long as the date is the first day of a calendar quarter and is at least one year from the date of the election or is specified as the first day of the calendar quarter following retirement from the Board of Directors. If annual installments of not less than 5 nor more than 10 are selected, the first installment will begin as soon as practicable after the first day of the calendar quarter which is on or after the Non-Employee Director's retirement. After a payment option is selected the first time a Non-Employee Director defers Cash Compensation or the value of Restricted Stock, all subsequent deferrals of Cash Compensation and/or the value of Restricted Stock will have the same payment option

b)  Payment Options for Retirement Payment.
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    (i) The payment option for a deferred Retirement Payment for a Non-Employee Director who has previously deferred Cash Compensation or the Value of Restricted Stock will be the same as the payment option for the deferred Compensation.

    (ii) The payment option for a deferred Retirement Payment for a Non-Employee Director who has not previously deferred Cash Compensation or the Value of Restricted Stock will be 10 annual installments with the first installment to begin as soon as practicable after the first day of the calendar quarter which is on or after the Non-Employee Director's Retirement, except that a different payment schedule may be selected by the Non-Employee Director at the time the Non-Employee Director submits a preference to defer all or part of the lump sum Retirement payment. The payment options in this situation are: annual installments of not less than 5 nor more than 10, semi-annual installments of not less than 10 nor more than 20, or quarterly installments of not less than 20 nor more than 40. The first installment to commence as soon as practicable after any date specified by the Non-Employee Director, so long as such date is the first day of a calendar quarter and is at least one year from the date the payout option was selected. Subject to Section 5, if the CEO, accepts the Non-Employee Director's indication of preference, the method of payment of the deferred Retirement Payment shall become irrevocable.

(c) Payment Option Revision.  If a Non-Employee Director
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    specified annual installments of not less than 5 nor more than 10 pursuant to Section 4(a) herein, the Non-Employee Director may at any time during a period beginning 365 days prior to and ending 90 days prior to the date the Non-

    Employee Director terminates Board service due to (a) not being nominated for election to the Board; or (b) not being reelected to Board service after being so nominated; or (c) resignation from Board service as a result of the Director's disability or any reason acceptable to a majority of the remaining members of the Board of Directors ("Retires" or "Retirement"), in the manner prescribed by the Company, revise such payment option and select one of the following payment options in place of such payment option:

    (i) annual installments of not less than 5 nor more than 10,
    (ii) semi-annual installments of not less than 10 nor more than 20, or
    (iii) quarterly installments of not less than 20 nor more than 40,

    with the first installment to commence, as soon as practicable following any date specified by the Non-Employee Director so long as such date is the first day of a calendar quarter, is on or after the Non-Employee Director's first day of Retirement and is at least one year from the date the payment option was revised.

(d) Installment Amount.  The amount of each installment
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    shall be determined by dividing the balance in the Non-Employee Director's Deferred Compensation Account as of the date the installment is to be paid, by the number of installments remaining to be paid (inclusive of the current installment).

Section 5.  Death of Non-Employee Director
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Upon the death of a Non-Employee Director, the Non-Employee Director's beneficiary or beneficiaries designated in accordance with Section 6 of this Plan, or, in the absence of an effective beneficiary designation, the surviving spouse, the surviving children (natural or adopted) in equal shares, or the Estate of the deceased Non-Employee Director, in that order of priority, shall receive the beneficiary's or beneficiaries' portion of the payments in accordance with the deferred payment schedule selected by the Non-Employee Director, whether the Non-Employee Director's death occurred before or after such payments have commenced; provided, however, such payments may be made in a different manner if the beneficiary or beneficiaries entitled to receive such payments, due to an unanticipated emergency caused by an event beyond the control of the beneficiary or beneficiaries that results in financial hardship to the beneficiary or beneficiaries, so requests and the CEO gives written consent to the method of payment requested.

Section 6.  Designation of Beneficiary
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Each Non-Employee Director who defers under this Plan shall designate a beneficiary or beneficiaries to receive the entire balance of the Non-Employee Director's Deferred Compensation Account by giving signed written notice of such designation to the Corporate Secretary. The Non-Employee Director may from time to time change or cancel any previous beneficiary designation in the same manner. The last written beneficiary designation received by the Corporate Secretary shall be controlling over any prior designation and over any testamentary or other disposition. After receipt by the Corporate Secretary of such written designation, it shall take effect as of the date on which it was signed by the Non-Employee Director, whether the Non-Employee Director is living at the time of such receipt, but without prejudice to the Company on account of any payment made under this Plan before receipt of such designation.

Section 7.  Nonassignability
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The right of a Non-Employee Director or beneficiary or other person who becomes entitled to receive payments under this Plan shall not be pledged, assigned or subject to garnishment, attachment or any other legal process by the creditors of or other claimants against the Non-Employee Director, beneficiary, or other such person.

Section 8.  Administration, Interpretation and Amendment
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The Plan shall be administered by the Chief Executive Officer of the Company. The decision of the Chief Executive Officer with respect to any questions arising as to the interpretation of this Plan, including the severability of any and all of the provisions thereof, shall be final, conclusive and binding. The Company reserves the right to amend this Plan from time to time or to terminate the Plan entirely, provided, however, that no amendment may affect the balance in a Non-Employee Director's account on the effective date of the amendment. A Non-Employee Director shall not participate in a decision to amend or terminate this Plan. In the event of termination of the Plan, the Chief Executive Officer in the Chief Executive Officer's sole discretion, may elect to pay in one lump sum as soon as practicable after termination of the Plan, the balance then in the Non-Employee Director's account.

Section 9.  Nonsegregation
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Amounts deferred pursuant to this Plan and the crediting of amounts to a Non-Employee Director's Deferred Compensation Account shall represent the Company's unfunded and unsecured promise to pay compensation in the future. With respect to said amounts, the relationship of the Company and a Non-Employee Director shall be that of debtor and general unsecured creditor. While the Company may make investments for the purpose of measuring and meeting its obligations under this Plan such investments shall remain the sole property of the Company subject to claims of its creditors generally, and shall not be deemed to form or be included in any part of the Deferred Compensation

Account.

Section 10. Funding
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All amounts payable under the Plan are unfunded and unsecured benefits and shall be paid solely from the general assets of the Company and any rights accruing to the Non-Employee Director or the beneficiary under this Plan shall be those of an unsecured general creditor; provided, however, that the Company may establish a grantor trust to pay part or all of its Plan payment obligations so long as the Plan remains unfunded for federal tax purposes.

Section 11. Miscellaneous
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(a) Except as otherwise provided herein, the Plan shall be binding upon the Company, its successors and assigns, including but not limited to any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged.

(b) This Plan shall be construed, regulated, and administered in accordance with the laws of the State of Delaware except to the extent that said laws have been preempted by the laws of the United States.

Section 12. Effective Date of the Plan
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This Plan is amended and restated effective as of January 1, 1998.



2DP/016REV
02/10/98 2:33 PM